Exhibit 99.2

Pixelworks, Inc. Q1 2022 Conference Call
May 10, 2022

Operator
Good day ladies and gentlemen, and welcome to Pixelworks Inc.’s first quarter 2022 earnings conference call. I will be your operator for today’s call. At this time, all participants are in a listen-only mode. Following Management’s prepared remarks, instructions will be given for the question-and-answer session. This conference call is being recorded for replay purposes. I would now like to turn the call over to Brett Perry of Shelton Group Investor Relations.
Brett Perry
Thank you. Good afternoon and thank you for joining today’s call. With me on the call is Pixelworks President and CEO, Todd DeBonis, and Chief Financial Officer, Haley Aman. The purpose of today's conference call is to supplement the information provided in Pixelworks' press release issued earlier today announcing the company's financial results for the first quarter of 2022.
Before we begin, I would like to remind you that various remarks we make on this call, including those about our projected future financial results, economic and market trends and our competitive position constitute forward-looking statements. These forward-looking statements and all other statements made on this call that are not historical facts are subject to a number of risks and uncertainties that may cause actual results to differ materially.
All forward-looking statements are based on the Company's beliefs as of today, Tuesday, May 10, 2022. The Company undertakes no obligation to update any such statements to reflect events or circumstances occurring after today. Please refer to today's press release, our annual report on Form 10-K for the year ended December 31, 2021, and subsequent SEC filings for a description of factors that could cause forward-looking statements to differ materially from actual results.
Additionally, the Company's press release and management statements during this conference call will include discussions of certain measures and financial information in GAAP and non-GAAP terms, including gross margin, operating expenses, net loss, and net loss per share. Non-GAAP measures exclude amortization of acquired intangible assets and stock-based compensation expense.
The Company uses these non-GAAP measures internally to assess our operating performance. We believe these non-GAAP measures provide a meaningful perspective on our core operating results and underlying cash flow dynamics. We caution investors to consider these measures in addition to, and not as a substitute for nor superior to, the Company's consolidated financial results as presented in accordance with GAAP.
Also note, throughout the Company's press release and management statements during this conference, we refer to net loss attributable to Pixelworks, Inc. as simply net loss. For additional details and reconciliations of GAAP to non-GAAP net loss and GAAP net loss to adjusted EBITDA, please refer to the Company’s press release issued earlier today.
With that, it’s my pleasure to turn the call over to Todd for his opening remarks.
Todd DeBonis
Thanks, Brett, and good afternoon to everyone joining us on the phone and webcast.
Starting with the Q1 results, we’ve had a great start to the year with the momentum we had exiting last year continuing in the first quarter. Total revenue increased 79% year-over-year with strong growth across all of our target end markets, and sales of our hardware-based, mobile visual processors growing sequentially and year-over-year to another quarterly record. Gross profit also came in strong at 53% of revenue, together with OpEx and bottom-line results in the first quarter that were better than the midpoint of guidance.
Given the recent headlines regarding COVID-related lockdowns, I want to begin by addressing the status of our business operations in China and how our Pixelworks Shanghai subsidiary has been navigating this difficult situation. First, I want to highlight that we have offices located in multiple provinces and our China-based employees are not exclusively in Shanghai. Our office in Pudong has approximately 135 employees which is a little over 50% of our global workforce. The imposed restrictions often vary by specific region, therefore any potential impacts are not universal. I would also emphasize that our operations team and our supply chain partners are located in Taiwan, and as of today there has been no associated impact on our ability to fulfill planned shipments to customers.

Having said that, the reported lockdowns have presented temporary challenges for a certain number of our employees and our office in Pudong is working with local officials to reopen over the next couple of weeks. The team has done a great job remaining productive and we have done our best to accommodate those employees. The organization in China has demonstrated incredible agility and dedication to maintaining program deadlines and supporting customer engagements, whether in the office, at our customer’s facilities or working remotely from home due to local restrictions. To date, we have sustained all operational and R&D activities, including development work on our next-generation mobile and projector products, and these projects remain on track. We are continuing to monitor the situation daily and remain prepared to mitigate any future potential impacts on our day-to-day operations. I applaud the perseverance of our team during what has been a challenging time but one that we will get through together.
Turning to a review of activity across our primary end markets. Our Mobile business had another strong quarter, with the launch of several notable smartphones by tier-one customers and revenue increasing 40% year-over-year. As previously mentioned, sales of our visual processor hardware increased sequentially, marking a seventh consecutive quarter of growth.
Briefly highlighting several of the announced wins since our last conference call. In February, our long-standing partner, OPPO, launched its Find X5 series smartphones, which included three models that all utilize Pixelworks patented, high-efficiency color calibration software. Two of the models are built on a Qualcomm Snapdragon platform, while the third model – the OPPO Find X5 Dimensity Edition – was the world’s first smartphone to leverage MediaTek’s newly released Dimensity 9000 AP. This unique introduction of the series utilizing different application processor platforms provides increased flexibility and choice of hardware configurations to best satisfy different use cases for individual consumers. The Find X5 series served as an excellent opportunity to extend our relationship with OPPO, while also achieving a notable milestone in our collaboration with MediaTek as the first smartphone based on MediaTek's Dimensity 5G Open Architecture platform to incorporate Pixelworks’ visual quality technology.
Also in February, we were able to confirm the name of our previously indicated win with a third tier-one mobile OEM, following the launch of HONOR’s Magic4 series smartphones. This initial engagement with HONOR ultimately resulted in wins on two models in the series with the Magic4 Pro and Magic4 Pro Plus (“Zhizhen” edition) both incorporating Pixelworks’ X5 Plus advanced visual processor. In addition to being one of the fastest growing brands, HONOR actively seeks to position itself in the premium market. In the company’s own words, they “aim to reshape the high-end flagship market with powerful performance and excellent visual enjoyment”. Our X5 Plus visual processor proved to be critical to HONOR’s achievement of these aspirations, as they recognized the X5’s unique value of not only enabling superior visual quality, but also a distributed architecture that could offload visual processing from the GPU to reduce overall system power consumption.
In March, OPPO’s affiliate, realme, launched the realme GT Neo3 also incorporating our X5 series visual processor. This win represented the first realme branded smartphone to utilize our technology, additionally it was the first-ever smartphone to incorporate Pixelworks hardware-based visual processing technology in a device built on MediaTek’s Dimensity 8100 platform. As a result, now both our software-only and visual processor-based solutions have each been successfully utilized in commercially launched smartphones based on Qualcomm and MediaTek AP platforms.
In April, vivo launched the iQOO Neo6 premium smartphone with a design focused on high performance mobile gaming and incorporating our X5 Plus visual processor. This device and its features build upon the combined success of the iQOO Neo 5S and its predecessor, the Neo 5, which was our first-ever win on the vivo iQOO series. Unique to the latest iQOO Neo6 it incorporates a number of advanced gaming filters to enhance visual display effects, including dedicated filters for specific games as well as customized filters that independently adjust the display contrast, saturation, hue and brightness. Enabled by the Pixelworks X5 processor and our ongoing collaboration with vivo, these extensive filter options provide end users with advanced capability to choose and personalize their own immersive gaming experience.
Most recently, we extended our successful partnership with OnePlus, with the launch of the OnePlus Ace smartphone. Also incorporating our X5 Pro processor and leveraging Pixelworks’ full suite of visual quality and performance capabilities, the OnePlus Ace is built on MediaTek’s latest 8100-MAX flagship-light 5G mobile platform, which utilizes TSMC’s 5nm processing technology. Together with other expanded cutting-edge technologies, this smartphone received recognition for both its design appearance and performance configuration. The OnePlus Ace is also designated as the official phone for the 2022 Peace Elite Pro League and League of Legends Professional League, further solidifying OnePlus’ market leadership for mobile devices used in esports tournaments.
Collectively these wins underscore the continued traction and momentum of our differentiating visual processing technology across multiple tier-one smartphone designs and AP platforms. Additionally, these leading mobile customers are making visual display quality and performance a centerpiece of their device marketing campaigns. Although they don’t always attribute the capability to us by name, tier-one customers are choosing to highlight and differentiate their brands based on features and performance that they simply cannot replicate going forward without using Pixelworks.

One of the objectives of our mobile growth strategy that we highlighted on the previous call was to cultivate and expand an ecosystem that further positions Pixelworks technology as the default solution. At that time we were in active collaboration and testing with Unity on its gaming engine platform. In April, we announced that Pixelworks is now a Unity verified solutions partner, or VSP. This means that our SDK has now been fully vetted and optimized, making our high frame rate rendering accelerator readily available to leading mobile game developers and studios that utilize Unity’s gaming engine platform. Together with this designation, we’ve also increased direct engagement with game content studios as part of establishing a mutually beneficial ecosystem for more immersive high frame rate mobile gaming.
As a reminder, our rendering accelerator that’s now available to developers was specifically designed and optimized for utilizing unique and advanced capabilities that are incorporated into our newest generation X7 visual processor. This will enable mobile game developers and studios to take full advantage of the X7 processor, including the ability to elevate content frame rate by pre-processing motion vectors more precisely and efficiently to deliver optimal and smooth animation – while simultaneously offloading the GPU to extend the length of gameplay and lowering the operating temperature of mobile devices. With continued engagement and buy-in from the ecosystem, we believe the combination of our rendering accelerator and X7 visual processor has the potential to completely redefine the industry standard and specs for mobile gaming performance.
We currently have multiple lead customers engaged and in advanced stages of evaluation and design in, and we expect the first smartphone models incorporating our X7 visual processor will be launched in the second half of this year.
Shifting to TrueCut, we’ve recently demonstrated steady progress on our ongoing efforts to cultivate and build-out a supporting ecosystem for our TrueCut Motion platform. Since our formal launch of the platform in December, we’ve had two named foundational partners join the ecosystem. On the device side, TCL joined and endorsed the TrueCut Motion ecosystem in January in conjunction with CES as the first device manufacturer.
Then, at CinemaCon in late April we announced Pixelogic as a Certified Services Partner for the TrueCut Motion ecosystem. Pixelogic is a leading provider of global content mastering, localization and distribution for the media and entertainment industry – including many major studios and digital content platforms. As a certified ecosystem partner, Pixelogic will provide TrueCut Motion mastering for theatrical and streaming titles as part of their standard process for new and existing customers.
In partnership with Pixelogic we recently demonstrated our TrueCut Motion platform to industry participants at CinemaCon. With expressed permission from the production company, we showcased selected clips from “The Hobbit”, remastered with TrueCut Motion. While this was exclusively a demonstration, it showed how TrueCut Motion can bring a cinematic look to high frame rate productions like the Hobbit. Specific to content, we are actively working on multiple titles that are planned for theatrical release later this year. We believe that these initial titles will encourage additional title and ecosystem growth as we go into 2023.
Turning to the Projector business, the recovery that began in the first half of 2021 is continuing to play out in 2022. End market demand has generally continued to outpace projector OEMs’ ability to source supply of all necessary components in recent quarters. As a result of longer lead-times for some components, we’ve seen customer order patterns become more linear from quarter to quarter. Projector revenue in the first quarter was effectively flat compared to the fourth quarter, a sharp contrast from traditional first quarter seasonality. As further evidence of the ongoing recovery in the projector market, first quarter revenue nearly doubled year-over-year and matched the pre-pandemic revenue levels reported in first quarter of 2020.
Specific to Pixelworks’ ability to supply to Projector customers, capacity has remained tight however we’ve continued to work closely with both our foundry and back-end partners to fulfill customer demand. The latest feedback from projector customers supports continued expectations for double-digit growth in 2022 together with modest improvement in component supply constraints toward the second half of the year.
Separately, I also want to briefly acknowledge that activity on our next-generation co-development project with our largest projector customer is going well and remains on schedule. Once development is complete toward the end of the year, this new SoC will begin to ramp to production in late 2023.
In summary, we had a great first quarter highlighted by strong top-line growth year-over-year, a record quarter for our mobile visual processors, the achievement of significant ecosystem milestones for both mobile and TrueCut, continued recovery in the projector market, and solid execution despite a portion of our team dealing with Covid lockdown challenges. Looking forward to the second quarter, we are comfortably positioned with considerable bookings and secured capacity allocation to deliver double-digit sequential revenue growth, primarily driven by what we expect to be a record quarter for our mobile business.
I’ll now turn the call over to Haley to review the financials and provide our detailed guidance for the second quarter.

Haley Aman
Thank you, Todd.
Revenue for the first quarter of 2022 was $16.6 million, essentially flat with $16.6 million in the fourth quarter of 2021, and representing an increase of 79% from $9.3 million in the first quarter of 2021. As Todd previously mentioned, our sequentially flat top-line results reflected demand that was significantly above the traditional first quarter seasonality. The year-over-year increase was driven by strong growth across all of the Company’s target end markets, highlighted by the ongoing recovery in the projector market and continued expansion of design wins and customers in the mobile market.
The breakdown of revenue in the first quarter was as follows:
•Revenue from Mobile was $5.7 million, representing 34% of total revenue. We would like to highlight that revenue contribution from mobile visual display processors in Q1 grew 24% sequentially and increased over 50% year-over-year to a new quarterly record.
•Revenue from Digital Projector was approximately $7.9 million, down only 3% sequentially and up more than 90% year-over-year, reflecting the significant and ongoing recovery in customer and end market demand.
•Video Delivery revenue was approximately $3.1 million in the first quarter.
Non-GAAP gross profit margin was 53.2% in the first quarter of 2022, compared to 55.0% in the fourth quarter of 2021, which benefited from higher licensing revenue from mobile software solutions, and compared to 43.7% in the first quarter of 2021. First quarter gross margin reflected our ongoing efforts to both mitigate and pass-through higher material costs to customers.
Non-GAAP operating expenses were $11.6 million in the first quarter compared to $11.0 million last quarter and $10.2 million in the first quarter of 2021.
On a non-GAAP basis, first quarter 2022 net loss was $3.5 million, or a loss of ($0.06) cents per share, compared to a net loss of $1.4 million, or a loss of ($0.03) cents per share, in the prior quarter, and a net loss of $6.4 million, or a loss of ($0.12) cents per share, in the first quarter of 2021.
Adjusted EBITDA for the first quarter of 2022 was a negative $2.2 million, compared to a negative $1.1 million in the fourth quarter of 2021 and a negative $5.2 million in the first quarter of 2021.
Turning to the balance sheet, we ended the quarter with cash and cash equivalents of $55.2 million.
Shifting to our current expectations and guidance for the second quarter of 2022.
We expect continued top-line growth in the second quarter with total revenue anticipated to be in a range of between $18.0 million and $20.0 million. At the midpoint of this range, we anticipate sequential growth to be driven primarily by mobile and with revenue contribution from mobile representing a new quarterly record.
Non-GAAP gross margin in the second quarter is anticipated to be between 49.0% and 51.0%. Second quarter gross margin is expected to reflect a larger mix of mobile chip revenue, as compared to the most recent quarter.
We expect operating expenses in the second quarter to range between $13.0 million and $14.0 million on a non-GAAP basis. Compared to the previous quarter, anticipated operating expenses for the second quarter reflect a combination of planned hiring and timing of expense related to simultaneous development of both a mobile chip and a projector chip. We expect our operating expenses to be uneven throughout 2022 due to the timing of the recognition of the credits associated with our co-development agreement with a large existing projector customer.
Lastly, we expect second quarter non-GAAP EPS to be in a range of between a loss of ($0.10) cents per share and a loss of ($0.06) cents per share.
That completes our prepared remarks, and we look forward to taking a few of your questions. Operator, please proceed with the Q&A session. Thank you.